Exhibit 107

CALCULATION OF FILING FEE TABLE

Form S-8

(Form Type)

ECARX Holdings Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Class A ordinary shares, par value US$ 0.000005 per share	Rule 457(c) and Rule 457(h)	12,802,663(2)	$9.70(4)	$124,185,831	$110.20 per $1,000,000	$13,685.28
Equity	Class A ordinary shares, par value US$ 0.000005 per share	Rule 457(c) and Rule 457(h)	22,902,878(3)	$5.635)	$128,943,203	$110.20 per $1,000,000	$14,209.54
Total Offering Amounts							$27,894.82
Total Fee Offsets							—
Net Fee Due							$27,894.82

(1)	Represents Class A ordinary shares issuable upon exercise of options granted under the 2021 Option Incentive Plan and the 2022 Share Incentive Plan (collectively, the “Plans”), as well as Class A ordinary shares reserved for issuance under the Plans. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate number of additional shares which may be offered and issued to prevent dilution from share splits, share dividends or similar transactions as provided in the Plans. Any ordinary shares covered by an award granted under the Plans (or portion of an award) that terminates, expires or lapses for any reason will be deemed not to have been issued for purposes of determining the maximum aggregate number of ordinary shares that may be issued under the Plans.

(2)	Represents 12,802,663 Class A ordinary shares issuable upon exercise of outstanding options granted under the 2021 Option Incentive Plan.

(3)	Represents (i) 3,999,406 Class A ordinary shares reserved for issuance under the 2021 Option Incentive Plan, and (ii) 18,903,472 Class A ordinary shares reserved for issuance under the 2022 Share Incentive Plan.

(4)	Represents the weighted average exercise price of these outstanding options, which is estimated solely for the purposes of calculating the registration fee under Rule 457(h) under the Securities Act.

(5)	Estimated solely for the purposes of calculating the registration fee under Rule 457(c) and Rule 457(h) under the Securities Act, which is based on US$5.63 per Class A ordinary share, the average of the high and low prices for the Registrant’s Class A ordinary share as quoted on Nasdaq on February 13, 2023.